Exhibit 24.1


                               POWER OF ATTORNEY


                                                               August 16, 2004


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Birnbaum, Stephen R. Etherington, David A. Howard, Jr., Neila B. Radin, Keith W. Schuck and Andrew
T. Semmelman, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


/s/Richard J. Srednicki                            /s/Kim B. Christiansen
-------------------------                          ------------------------
Richard J. Srednicki                               Kim B. Christiansen
Director                                           Director


/s/William V. Dobbins
------------------------                           ------------------------
William V. Dobbins                                 Norman J. Buchan
Principal Executive Officer                        Director


/s/James K. Paterson
----------------------                             ------------------------
James K. Paterson                                  Luke S. Hayden
Director                                           Director


/s/Keith W. Schuck
----------------------
Keith W. Schuck
Principal Financial Officer and
Principal Accounting Officer